EXHIBIT 99.1

BJ’s Restaurants, Inc. Reports Fiscal Fourth Quarter and Fiscal 2021 Results

HUNTINGTON BEACH, Calif., Feb. 17, 2022 (GLOBE NEWSWIRE) -- BJ’s Restaurants, Inc. (NASDAQ: BJRI) today reported financial results for its fiscal 2021 fourth quarter and year ended Tuesday, December 28, 2021.

Fourth Quarter 2021 Compared to Fourth Quarter 2020

  Total revenues increased 47.8% to $291.3 million
  Total restaurant operating weeks increased 1.4%
  Comparable restaurant sales increased 45.6%
  Net loss of $4.7 million, compared to net loss of $18.1 million; diluted net loss per share of $0.20, compared to $0.81
    Fourth quarter 2020 net loss included a $1.3 million pretax, or $0.05 per share, gain related to a sale-leaseback transaction and a $1.7 million pretax, or $0.06 per share, impairment charge for one restaurant
  Adjusted EBITDA of $13.7 million, compared to $2.4 million

Fiscal 2021 Compared to Fiscal 2020

  Total revenues increased 39.6% to $1.1 billion
  Total restaurant operating weeks increased 1.3%
  Comparable restaurant sales increased 38.3%
  Net loss of $3.6 million, compared to net loss of $57.9 million; diluted net loss per share of $0.16, compared to $2.74
    Fiscal year 2020 net loss included a $3.3 million pretax, or $0.11 per share, gain related to a sale-leaseback transaction, a $2.3 million pretax, or $0.08 per share, gain related to settlements pertaining to credit card interchange fees and handheld tablet maintenance, and a $13.7 million pretax, or $0.49 per share, impairment charge for five restaurants
  Adjusted EBITDA of $70.5 million, compared to $10.3 million

“The strength of the BJ’s concept was evident throughout the quarter. We generated record fourth quarter revenue, even with ongoing labor constraints and the significant impact of the Omicron surge, which began in December,” commented Greg Levin, Chief Executive Officer and President. “Our two-year comparable restaurant sales went from negative 1.4% in October to positive 1.8% in November as the operating environment stabilized. In mid-December, as the casual dining industry began to experience Omicron-related headwinds, our two-year comparable restaurant sales trend turned negative and we ended December down 3.3%, which impacted our quarterly operating results. Despite the challenges, the passion and determination of our team members allowed BJ’s to generate average weekly sales of more than $125,000 the week before Christmas, which was our highest sales week of the year. This clearly highlights the affinity guests have for our concept and the sales levels our restaurants are capable of, even with limited staffing and reduced hours. Furthermore, our fully staffed restaurants generated 4.4% positive comparable restaurant sales in the fourth quarter, compared to the same period in 2019, which was more than 10 percentage points better than restaurants still in the process of rebuilding their teams.

“Encouragingly, as Omicron cases decline and staffing continues to improve, our two-year comparable restaurant sales through February to date are once again positive, when adjusting for weather and the shift in the timing of President’s Day weekend. I remain incredibly confident that BJ’s will return to industry-leading results in 2022 as we benefit from four key factors: our differentiated concept and sales and profit initiatives; our team members, culture and gold standard service; our guests’ affinity to our brand, offerings, value and hospitality; and, our significant near- and long-term restaurant expansion opportunity,” continued Levin.

“We are excited to accelerate new restaurant openings and continue to target as many as eight new restaurants in fiscal 2022. We are also planning to remodel several existing locations to increase capacity to address guest demand, while further refining the polished casual energy and excitement that appeals to a wide range of demographics and occasions based on our learnings from our guest research. We remain confident that capacity exists for at least 425 BJ’s restaurants domestically, and we are focused on executing our national expansion plan in a careful and controlled manner that balances new restaurant growth with top-tier locations, new restaurant quality, and the hospitality our guests know and love,” concluded Levin.

Investor Conference Call and Webcast

BJ’s Restaurants, Inc. will conduct a conference call on its fourth quarter and fiscal year 2021 earnings release today, February 17, 2022, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). Management will discuss the financial results and host a question and answer session. In addition, a live audio webcast of the call will be accessible to the public on the “Investors” page of the Company’s website located at http://www.bjsrestaurants.com, and a recording of the webcast will be archived on the site for 30 days following the live event. Please allow 15 minutes to register and download and install any necessary software.

About BJ’s Restaurants, Inc.

BJ’s Restaurants, Inc. (“BJ’s”) is a national brand with brewhouse roots where craft matters. BJ’s broad menu has something for everyone: slow-roasted entrees, like prime rib, BJ’s EnLIGHTened Entrees® including Cherry Chipotle Glazed Salmon, signature deep dish pizza and the often imitated, but never replicated world-famous Pizookie® dessert. BJ’s has been a pioneer in the craft brewing world since 1996, and takes pride in serving BJ’s award-winning proprietary handcrafted beers, brewed at its brewing operations in five states and by independent third party craft brewers. The BJ’s experience offers high-quality ingredients, bold flavors, moderate prices, sincere service and a cool, contemporary atmosphere. Founded in 1978, BJ’s owns and operates 211 casual dining restaurants in 29 states: Alabama, Arizona, Arkansas, California, Colorado, Connecticut, Florida, Indiana, Kansas, Kentucky, Louisiana, Maryland, Massachusetts, Michigan, Nevada, New Jersey, New Mexico, New York, North Carolina, Ohio, Oklahoma, Oregon, Pennsylvania, Rhode Island, South Carolina, Tennessee, Texas, Virginia and Washington. All restaurants offer dine-in, take-out, delivery and large party catering. For more BJ’s information, visit http://www.bjsrestaurants.com.

Forward-Looking Statements Disclaimer

Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute “forward-looking” statements for purposes of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. Such statements include, but are not limited to, those regarding expected comparable restaurant sales and margins, total potential domestic capacity, the success of various sales-building and productivity initiatives, future guest traffic trends, on and off-premise sales trends, construction cost savings initiatives and the number and timing of new restaurants expected to be opened in future periods. These “forward-looking” statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) the effect of the COVID-19 pandemic on our restaurant sales and operations, labor and staffing, customer traffic, our supply chain and the ability of our suppliers to continue to timely deliver food and other supplies necessary for the operation of our restaurants, the ability to manage costs and reduce expenditures and the availability of additional financing, (ii) our ability to manage new restaurant openings, (iii) construction delays, (iv) labor shortages, (v) increases in minimum wage and other employment related costs, including compliance with the Patient Protection and Affordable Care Act and minimum salary requirements for exempt team members, (vi) the effect of credit and equity market disruptions on our ability to finance our continued expansion on acceptable terms, (vii) food quality and health concerns and the effect of negative publicity about us, our restaurants, other restaurants, or others across the food supply chain, due to food borne illness or other reasons, whether or not accurate, (viii) factors that impact California, Texas and Florida, where a substantial number of our restaurants are located, (ix) restaurant and brewery industry competition, (x) impact of certain brewing business considerations, including without limitation, dependence upon suppliers, third party contractors and distributors, and related hazards, (xi) consumer spending trends in general for casual dining occasions, (xii) potential uninsured losses and liabilities due to limitations on insurance coverage, (xiii) fluctuating commodity costs and availability of food in general and certain raw materials related to the brewing of our craft beers and energy requirements, (xiv) trademark and service-mark risks, (xv) government regulations and licensing costs, (xvi) beer and liquor regulations, (xvii) loss of key personnel, (xviii) inability to secure acceptable sites, (xix) legal proceedings, (xx) other general economic and regulatory conditions and requirements, (xxi) the success of our key sales-building and related operational initiatives, (xxii) any failure of our information technology or security breaches with respect to our electronic systems and data, and (xxiii) numerous other matters discussed in the Company’s filings with the Securities and Exchange Commission, including its recent reports on Forms 10-K, 10-Q and 8-K. The “forward-looking” statements contained in this press release are based on current assumptions and expectations, and BJ’s Restaurants, Inc. undertakes no obligation to update or alter its “forward-looking” statements whether as a result of new information, future events or otherwise.

For further information, please contact Tom Houdek of BJ’s Restaurants, Inc. at (714) 500-2400 or JCIR at (212) 835-8500 or at bjri@jcir.com.

BJ’s Restaurants, Inc.
Consolidated Statements of Operations
(Dollars in thousands except for per share data)

	Fourth Quarter Ended				Fiscal Year Ended
	December 28, 2021 (unaudited)		December 29, 2020 (unaudited)		December 28, 2021 (unaudited)		December 29, 2020
Revenues	$291,268	100.0%	$197,004	100.0%	$1,087,038	100.0%	$778,510	100.0%
Restaurant operating costs (excluding depreciation and amortization):
Cost of sales	79,728	27.4	50,841	25.8	288,110	26.5	195,573	25.1
Labor and benefits	110,487	37.9	75,699	38.4	401,408	36.9	305,628	39.3
Occupancy and operating	71,617	24.6	57,376	29.1	267,888	24.6	220,889	28.4
General and administrative	18,371	6.3	13,333	6.8	67,957	6.3	54,663	7.0
Depreciation and amortization	18,093	6.2	18,389	9.3	72,753	6.7	73,124	9.4
Restaurant opening	259	0.1	378	0.2	1,483	0.1	1,201	0.2
Loss on disposal and impairment of assets	721	0.2	2,639	1.4	3,946	0.4	17,141	2.2
Gain on lease transactions, net	-	-	(1,338)	(0.7)	-	-	(3,278)	(0.4)
Total costs and expenses	299,276	102.7	217,317	110.3	1,103,545	101.5	864,941	111.1
Loss from operations	(8,008)	(2.7)	(20,313)	(10.3)	(16,507)	(1.5)	(86,431)	(11.1)

Other (expense) income:
Interest expense, net	(959)	(0.3)	(2,026)	(1.0)	(5,002)	(0.5)	(7,078)	(0.9)
Gain from legal settlements	-	-	-	-	-	-	2,284	0.3
Other income, net	1,579	0.5	695	0.4	2,327	0.2	1,275	0.2
Total other income (expense)	620	0.2	(1,331)	(0.7)	(2,675)	(0.2)	(3,519)	(0.5)
Loss before income taxes	(7,388)	(2.5)	(21,644)	(11.0)	(19,182)	(1.8)	(89,950)	(11.6)

Income tax benefit	(2,730)	(0.9)	(3,560)	(1.8)	(15,576)	(1.4)	(32,065)	(4.1)
Net loss	$(4,658)	(1.6)%	$(18,084)	(9.2)%	$(3,606)	(0.3)%	$(57,885)	(7.4)%

Net loss per share:
Basic	$(0.20)		$(0.81)		$(0.16)		$(2.74)
Diluted	$(0.20)		$(0.81)		$(0.16)		$(2.74)

Weighted average number of shares outstanding:
Basic	23,302		22,314		23,191		21,162
Diluted	23,302		22,314		23,191		21,162

Percentages reflected above may not reconcile due to rounding.

BJ’s Restaurants, Inc.
Selected Consolidated Balance Sheet Information
(Dollars in thousands)
	December 28, 2021 (unaudited)	December 29, 2020
Cash and cash equivalents	$38,527	$51,664
Total assets	$1,035,166	$1,059,424
Total debt	$50,000	$116,800
Shareholders’ equity	$333,771	$293,788

BJ’s Restaurants, Inc.
Unaudited Supplemental Information
(Dollars in thousands)

	Fourth Quarter Ended				Fiscal Year Ended
	December 28, 2021		December 29, 2020		December 28, 2021		December 29, 2020
Stock-based compensation (1)
Labor and benefits	$576	0.2%	$727	0.4%	$2,748	0.3%	$2,755	0.4%
General and administrative	2,322	0.8	2,262	1.1	7,583	0.7	7,036	0.9
Total stock-based compensation	$2,898	1.0%	$2,989	1.5%	$10,331	1.0%	$9,791	1.3%
Operating Data
Comparable restaurant sales % change	45.6%		(32.3)%		38.3%		(34.0)%
Restaurants opened during period	-		1		2		2
Restaurants open at period-end	212 (2)		209 (3)		212 (2)		209 (3)
Restaurant operating weeks	2,753		2,714		10,951		10,811

(1)	Percentages represent percent of total revenues.
(2)	The Company owned and operated 212 restaurants as of December 28, 2021, one of which was closed subsequently on December 30, 2021.
(3)	The Company owned and operated 210 restaurants as of December 29, 2020, of which one was temporarily closed due to the COVID-19 pandemic.

Note Regarding Non-GAAP Financial Measures

The Company is reporting below certain non-GAAP financial results and related reconciliations to the corresponding GAAP financial measures. These non-GAAP measures are not in accordance with, or a substitute for, measures prepared in accordance with GAAP, and may be different from non-GAAP measures used by other companies. These measures should only be used to evaluate the Company’s results of operations in conjunction with corresponding GAAP measures.

Reconciliation of Selected GAAP Financial Measures to Non-GAAP Adjusted Financial Measures

To supplement the consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company has included the following non-GAAP adjusted financial measures in this press release or in the webcast to discuss the Company’s financial results for fourth quarter 2021, which may be accessed via the Company’s website at http://www.bjsrestaurants.com: (i) non-GAAP adjusted net loss and (ii) non-GAAP adjusted diluted net loss per share. Each of these non-GAAP adjusted financial measures is adjusted from results based on GAAP to exclude certain expenses or gains. As a general matter, the Company uses these non-GAAP adjusted financial measures in addition to and in conjunction with results presented in accordance with GAAP to help analyze the performance of its core business. The Company believes that such non-GAAP adjusted financial information is used by analysts and others in the investment community to analyze the Company’s results and in formulating estimates of future performance and that failure to report these non-GAAP adjusted measures may result in confusion among analysts and others and a misplaced perception that the Company’s results have underperformed or exceeded expectations.

For the fourth quarter ended December 29, 2020, non-GAAP adjusted net loss and non-GAAP adjusted diluted net loss per share excludes the net gain on lease transactions, and a restaurant impairment charge.

For the fiscal year ended December 29, 2020, adjusted net loss and non-GAAP adjusted diluted net loss per share excludes the net gain on lease transactions, the gain related to legal settlements, and restaurant impairment charges.

Reconciliation of Non-GAAP Adjusted Financial Measures
(Unaudited, dollars in thousands except for per share data)

	Fourth Quarter Ended
	December 28, 2021			December 29, 2020
	$	%	Per Share	$	%	Per Share
Net loss & diluted net loss per share, as reported	$(4,658)	(1.6)%	$(0.20)	$(18,084)	(9.2)%	$(0.81)
Gain on lease transactions, net	-	-	-	(1,338)	(0.7)	(0.06)
Restaurant related impairment charge (1)	-	-	-	1,652	0.8	0.07
Tax effect – Gain on lease transactions, net (2)	-	-	-	329	0.2	0.01
Tax effect – Impairment charge related to one restaurant (2)	-	-	-	(406)	(0.2)	(0.02)
Non-GAAP adjusted net loss & diluted net loss per share	$(4,658)	(1.6)%	$(0.20)	$(17,847)	(9.1)%	$(0.80)

	Fiscal Year Ended
	December 28, 2021			December 29, 2020
	$	%	Per Share	$	%	Per Share
Net loss & diluted net loss per share, as reported	$(3,606)	(0.3)%	$(0.16)	$(57,885)	(7.4)%	$(2.74)
Gain on lease transactions, net	-	-	-	(3,278)	(0.4)	(0.15)
Gain from legal settlements	-	-	-	(2,284)	(0.3)	(0.11)
Restaurant related impairment charge (1)	2,153	0.2	0.09	13,661	1.8	0.65
Employee Retention Credit tax credit (3)	(4,732)	(0.4)	(0.20)	-	-	-
Tax effect – Gain on lease transactions, net (2)	-	-	-	806	0.1	0.04
Tax effect – Gain from legal settlements (2)	-	-	-	562	0.1	0.03
Tax effect – Restaurant related impairment charge (2)	(521)	-	(0.02)	(3,361)	(0.4)	(0.16)
Tax effect – Employee Retention Tax Credit (2)	1,145	0.1	0.05	-	-	-
Non-GAAP adjusted net loss & diluted net loss per share	$(5,561)	(0.5)%	$(0.24)	$(51,779)	(6.7)%	$(2.45)

Per share amounts and percentages reflected above may not reconcile due to rounding.
Percentages represent percent of total revenues.

(1)	Included in “Loss on disposal and impairment of assets” on the Consolidated Statements of Operations.
(2)	The tax effect is based on the Company’s annual effective tax rate of 24.2% and 24.6% for fiscal years ending December 28, 2021 and December 29, 2020, respectively.
(3)	Included in “Labor and benefits” on the Consolidated Statements of Operations.

Restaurant Level Operating Margin

Restaurant level operating margin, a non-GAAP financial measure, is equal to the revenues generated by our restaurants less their direct operating costs which consist of cost of sales, labor and benefits, and occupancy and operating costs. This performance measure primarily includes the costs that restaurant level managers can directly control and excludes other operating costs that are essential to conduct the Company’s business, as detailed in the table below. Management uses restaurant level operating margin as a supplemental measure of restaurant performance. Management believes restaurant level operating margin is useful to investors in that it highlights trends in our core business that may not otherwise be apparent to investors when relying solely on GAAP financial measures. Because other companies may calculate restaurant level operating margin differently than we do, restaurant level operating margin as presented herein may not be comparable to similarly titled measures reported by other companies.

A reconciliation of loss from operations to restaurant level operating margin for the fourth quarter and fiscal year ended December 28, 2021 and December 29, 2020 is set forth below:

Supplemental Financial Information – Restaurant Level Operating Margin
(Unaudited, dollars in thousands)

	Fourth Quarter Ended				Fiscal Year Ended
	December 28, 2021		December 29, 2020		December 28, 2021		December 29, 2020
Loss from operations	$(8,008)	(2.7)%	$(20,313)	(10.3)%	$(16,507)	(1.5)%	$(86,431)	(11.1)%
General and administrative	18,371	6.3	13,333	6.8	67,957	6.3	54,663	7.0
Depreciation and amortization	18,093	6.2	18,389	9.3	72,753	6.7	73,124	9.4
Restaurant opening	259	0.1	378	0.2	1,483	0.1	1,201	0.2
Loss on disposal and impairment of assets	721	0.2	2,639	1.4	3,946	0.4	17,141	2.2
Gain on lease transactions, net	-	-	(1,338)	(0.7)	-	-	(3,278)	(0.4)
Restaurant level operating margin	$29,436	10.1%	$13,088	6.6%	$129,632	11.9%	$56,420	7.2%

Percentages above represent percent of total revenues and may not reconcile due to rounding.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”)

Adjusted EBITDA is a non-GAAP financial measure that represents the sum of net loss adjusted for certain expenses and gains/losses detailed within the reconciliation below. Management uses Adjusted EBITDA as a supplemental measure of our performance. Management believes these measures are useful to investors in that they highlight cash flow and trends in our core business that may not otherwise be apparent to investors when relying solely on GAAP financial measures. Because other companies may calculate these measures differently than we do, Adjusted EBITDA as presented herein may not be comparable to similarly titled measures reported by other companies.

A reconciliation of net loss to adjusted EBITDA for the fourth quarter and fiscal year ended December 28, 2021 and December 29, 2020 is set forth below:

Supplemental Financial Information – Net Loss to Adjusted EBITDA
(Unaudited, dollars in thousands)

	Fourth Quarter Ended				Fiscal Year Ended
	December 28, 2021		December 29, 2020		December 28, 2021		December 29, 2020
Net loss	$(4,658)	(1.6)%	$(18,084)	(9.2)%	$(3,606)	(0.3)%	$(57,885)	(7.4)%
Interest expense, net	959	0.3	2,026	1.0	5,002	0.5	7,078	0.9
Income tax benefit	(2,730)	(0.9)	(3,560)	(1.8)	(15,576)	(1.4)	(32,065)	(4.1)
Depreciation and amortization	18,093	6.2	18,389	9.3	72,753	6.7	73,124	9.4
Stock-based compensation expense	2,898	1.0	2,989	1.5	10,331	1.0	9,791	1.3
Other income, net	(1,579)	(0.5)	(695)	(0.4)	(2,327)	(0.2)	(1,275)	(0.2)
Loss on disposal and impairment of assets	721	0.2	2,639	1.4	3,946	0.4	17,141	2.2
Gain from legal settlements	-	-	-	-	-	-	(2,284)	(0.3)
Gain on lease transactions, net	-	-	(1,338)	(0.7)	-	-	(3,278)	(0.4)
Adjusted EBITDA	$13,704	4.7%	$2,366	1.2%	$70,523	6.5%	$10,347	1.3%

Percentages above represent percent of total revenues and may not reconcile due to rounding.